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                                                                   Exhibit 23.2

                      Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 2000, with respect to the financial statements of eCredit.com, Inc. included in the Registration Statement on Form S-8 pertaining to the 1999 Equity Compensation Plan and the Membership Profit Interest Plan and related Prospectus of Internet Capital Group, Inc. to be filed on or about April 11, 2000.


                                          /s/ Ernst & Young LLP

Boston, Massachusetts
April 7, 2000